VERTEX ENERGY, INC. 8-K

Exhibit 10.1

AMENDMENT NO. 2

TO

SUPPLY AND OFFTAKE AGREEMENT

This AMENDMENT NO. 2 TO SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”) is made and entered effective September 1, 2023, by and between VERTEX REFINING ALABAMA LLC (“Vertex” or “Company”) and MACQUARIE ENERGY NORTH AMERICA TRADING INC. (“Macquarie”).

RECITALS

WHEREAS, Vertex and Macquarie are parties to that certain Supply and Offtake Agreement dated April 1, 2022, as amended on or about May 23, 2023 (together with all annexes, schedules and exhibits thereto, and as further amended from time to time, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth in more detail herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.                   Defined Terms. Capitalized terms used but not defined in this Amendment have the meaning given to them in the Agreement.

Section 2.                   Amendments to Agreement. The Agreement is hereby amended as follows:

(a)                 Section 1.1 [Definitions] is hereby amended in part as follows:

(i)                  The following defined terms are added:

"BWC Agreements" means:

(a)	the BWC Terminalling Agreements;
(b)	the BWC Storage Rights Agreement; and
(c)	the BWC Consent Letters.

"BWC Consent Letters" means each "Consent to Storage and Usage Agreement" dated or effective on or around the effective date of this Agreement and entered into between the BWC Operator, Macquarie and the Company.

“BWC Inclusion Date” means first date on which any tank located at the BWC Storage Facilities is specified as an “Included Product Tank” in Schedule E.

"BWC Operator" means BWC Terminals LLC, BWC Alabama LLC, or such other successor or assignee that operates the BWC Storage Facilities.

"BWC Storage Facilities" has the meaning given to such term in the BWC Storage Rights Agreement.

"BWC Storage Rights Agreement" means the sub-lease agreement entered into between the Company and Macquarie dated or effective on or about the effective date of this Amendment.

"BWC Terminalling Agreements" means the “Terminalling Agreements” as such term is defined in the BWC Storage Rights Agreement.

(ii)	The definition of “Third Party Storage Agreements” is deleted in its entirety and replaced with the following new definition:

“Third Party Storage Agreements” means the Center Point Agreements (but only from and including the Center Point Inclusion Date), the BWC Agreements (but only from and including the BWC Inclusion Date), the Plains Agreement, and any other agreements entered into between or among the Company, Macquarie and/or a Third Party Storage Provider as “Third Party Storage Agreements” by Macquarie and the Company.

(iii)	The definition of “Third Party Storage Provider” is deleted in its entirety and replaced with the following new definition:

“Third Party Storage Provider” means: (a) from and including the BWC Inclusion Date, each BWC Operator; (b) from and including the Center Point Inclusion Date, the Center Point Operator; (c) the Plains Operator; and, (d) each other third party storage provider approved in writing by Macquarie and the Company provided that Macquarie enters into a “Consent to Storage and Usage Agreement” or similar agreement concerning such provider.

(iv)	The definition of “Third Party Terminalling Agreement” is deleted in its entirety and replaced with the following new definition:

“Third Party Terminalling Agreement” means: (a) in respect of the BWC Storage Facilities from and including the BWC Inclusion Date, the BWC Terminalling Agreement, (b) in respect of the Center Point Storage Facilities from and including the Center Point Inclusion Date, the Center Point Terminalling Agreement; (c) in respect of the Plains Storage Facilities, the Plains Terminalling Agreement; and, (d) in respect of any other Third Party Storage Provider, the terminalling services agreement entered into between the Company and such other Third Party Storage Provider.

(v)	Schedule E, as in effect as of the date hereof (including as a result of any amendments or modifications prior to the date hereof effected pursuant to Section 31 of the Agreement) is hereby replaced in its entirety by the Schedule E attached hereto and incorporated herein.
(vi)	Schedule F-11 (BWC Terminal Daily Inventory Report) and Schedule F-12 (BWC Terminal Monthly Inventory Report), each in the form attached hereto, shall be added to the Agreement.
(vii)	Schedule I (Scheduling and Communications Protocol) is amended and replaced by Schedule I hereto.
(viii)	Schedule O (Form of Included Storage Locations) is amended to include the following additional Included Storage Locations:
(8)	From and after the BWC Inclusion Date, terminalling and storage facilities at the Blakeley Terminal, located at 1437 Cochrane Causeway, Mobile, Alabama 36602, regardless of whether owned and operated by BWC Terminals LLC and/or BWC Alabama LLC.

Section 3.                   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed via electronic, digital, or handwritten signature. For all purposes, a copy of this Amendment as executed shall have the same force and effect as an original thereof.

Section 4.                   Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement, as amended hereby.

Section 5.                   Severability. In case one or more provisions of this Amendment shall be invalid, illegal, or unenforceable in any respect under applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 6.                   Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

EXECUTED effective as of the date first above written.

MACQUARIE ENERGY NORTH AMERICA TRADING INC.

By: /s/ Brian Houstoun
Name: Brian Houstoun
Title: Senior Managing Director

By: /s/ Travis McCullough
Name: Travis McCullough
Title: Division Director

VERTEX REFINING ALABAMA LLC

By: /s/ Chris Carlson
Name: Chris Carlson
Title: CFO

SCHEDULE O

FORM OF INCLUDED STORAGE LOCATIONS

(1)	Terminalling and storage at the Refinery owned and operated by Vertex Refining Alabama, LLC, except for all sulfur, LPGs and molecules within the processing units.
(2)	Internal pipe systems located at the Refinery in Saraland, Alabama owned and operated by Vertex Refining Alabama, LLC (the “Saraland Refinery”).
(3)	Terminalling and storage facility at Blakely Island owned and operated by Vertex Refining Alabama, LLC (the “Blakely Island Facility”).
(4)	Terminalling and storage facility at Plains Mobile Terminal located at 1871 Hess Road Mobile, AL 36610 (the “Plains Mobile Terminal Facility”), whether or not owned and operated by Plains Marketing, L.P.
(5)	Terminalling and storage facility at BWC Blakeley Terminal located at 1437 Cochrane Causeway Mobile, AL 36602 (the “BWC Blakeley Terminal Facility”), whether or not owned and operated by BWC Alabama LLC
(6)	In transit to and from the Saraland Refinery to the Blakely Island Facility.
(7)	In transit to and from the Saraland Refinery to the Plains Mobile Terminal Facility.
(8)	In transit to and from the Saraland Refinery to the Chickasaw Dock.